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                                                                Exhibit 23(a) to
                                                          Registration Statement
                                                                     on Form S-8


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 1995, which appears on page 19 of the 1995 Annual Report to Shareholders of EIP Microwave, Inc., which is incorporated by reference in EIP Microwave, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995.


/s/ Price Waterhouse LLP
------------------------------

PRICE WATERHOUSE LLP
San Jose, California
Feburary 16, 1996



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